UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 4, 2025
Date of Report (Date of earliest event reported)

Southside Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Texas	000-12247	75-1848732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 S. Beckham Avenue,	Tyler,	TX	75701
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code: (903) 531-7111

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value	SBSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2025, Brian K. McCabe, Chief Operating Officer of Southside Bancshares, Inc. (the “Company) and Southside Bank (the “Bank”), a subsidiary of the Company, and advisory director of the Bank, notified the Company of his decision to retire, effective November 14, 2025. Mr. McCabe has been employed by the Bank in various bank operational roles since 1983, and as Chief Operating Officer since 2017.

The Board of Directors of the Bank and the Company anticipate the appointment of Mitchell Craddock to Chief Operating Officer of the Company and the Bank prior to the retirement of Mr. McCabe on November 14, 2025.

Mr. Craddock, 45, has served as Executive Vice President and Associate Chief Operations Officer of the Bank since joining the Bank in August 2024. Mr. Craddock previously served at Q2, a digital banking solutions company, from 2011 - 2024, and most recently as Vice President of Premier Solutions at Q2, where his role included creating vision and strategy for business development and streamlining processes and systems to drive revenue growth and improve operational efficiencies. He also previously served in various information technology and bank operations roles with Southside Bank from 2002 - 2011. Mr. Craddock has over 20 years of experience in the banking industry.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: August 5, 2025	By:	/s/ JULIE N. SHAMBURGER
Julie N. Shamburger, CPA
Chief Financial Officer
(Principal Financial Officer)